EMPLOYMENT AGREEMENT
This Employment Agreement (this "Agreement"), dated as of July 19, 2013 (the "Effective Date") is entered into by and between Green 4 Media, Inc., a Nevada corporation ("Company"), and Nicholas Yates ("Executive"), with reference to the following:
A. Company desires to engage Executive to be the Company's Vice President Corporate Operations ("VP Corporate") and Executive desires to become the Company's VP Corporate.
NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree-asibllows:
1.          Term of Employment.
1.1          Initial Term. Company hereby employs Executive and Executive accepts such employment for a term of three years (the "Initial Term"), commencing as of the Effective Date and terminating on the third anniversary of the Effective Date, unless sooner terminated or extended as hereinafter provided (such term, as terminated or extended as hereinafter provided, being the "Term").
1.2          Renewal Term. Unless either Company or Executive provides written notification to the other, not less than ninety (90) days prior to the end of the Initial Term and each Renewal Term (as defined below) thereafter, that Company or Executive, as the case may be, elects not to renew the Term of this Agreement, this Agreement shall automatically be renewed for an additional one (1) year period (a "Renewal Term"), commencing upon the expiration of the Initial Term or the prior Renewal Term, as the case may be. If Company elects to not exercise any Renewal Term, Executive, in addition to the Accrued Obligations, as defined in Paragraph 6.1, below, shall be entitled to a lump sum payment by Company equivalent to six months of Executive's then current Base Salary. Except as expressly otherwise set forth herein, the terms and conditions of this Agreement shall continue in full force and effect during any Renewal Term.
2.          Titles and Responsibilities; Exclusivity.
2.1          Title and Responsibilities. Executive shall serve as VP Corporate of Company and in the performance of such duties shall have those duties and responsibilities customarily associated with such positions. Subject to applicable law and direction by the Company's Board of Directors (the "Board"), Executive shall have complete autonomy with respect to the day to day management of the business and affairs of corporate development, oversight of relationship with vendors, developing and maintaining corporate owned routes of the Company and shall have all executive powers and authority which are necessary to enable him to discharge his duties as VP Corporate of Company and which are commonly incident to such office. Executive's office location shall at all times be in the San Diego Metropolitan Area, provided that Executive may be required to travel outside such area from time to time to the extent reasonably necessary to the performance of his duties hereunder. During the term hereof, Company shall not employ or otherwise retain any other person senior to Executive, who is afforded aggregate compensation equal to or greater than that of Executive or who is afforded executive responsibilities equal to or greater than those of Executive.

2.2          Exclusivity. Executive shall in good faith and consistent with his ability, experience and talent perform the duties set forth in this Section 2, and shall devote such of his productive time and efforts as is necessary to perform such duties. For the avoidance of doubt, Executive may devote time to personal and family investments to the extent that such investments do not materially conflict with the discharge of his duties hereunder. The existence of any such material conflict shall be determined in good faith by the Board and Executive.
3.            Compensation and Benefits. Company shall pay and/or provide the following compensation and benefits to Executive during the term hereof, and Executive shall accept the same as payment in full for all services rendered by Executive, in his capacity as an officer of Company, to or for the benefit of Company:
3.1          Base Salary. A salary of $200,000 per annum during the Initial Term of this Agreement (the "Base Salary"). The Base Salary shall be subject to review from time to time (not less frequently than at the end of each fiscal year of Company) and, as a result thereof, may be increased (but not decreased) at the discretion of the Board. The Base Salary shall accrue in equal monthly installments in arrears and shall be payable in accordance with the payroll practices of Company in effect from time to time.
3.2          Bonus. Executive shall be eligible to receive a bonus each year, with the amount of such bonus to be determined in the Board's sole discretion.
3.3          Fringe Benefits.
(a)          Executive shall be entitled to participate in all of Company's incentive and benefit plans and arrangements, including, without limitation, all employee incentive and benefit plans or arrangements made available in the future by Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, but on a basis no less favorable than that afforded to any other director, officer or employee of Company. Company shall also provide to Executive at Company's expense all health, major medical, hospitalization and disability insurance provided to other senior executives of Company.
(b)          Company shall promptly reimburse Executive for all out-of-pocket expenses actually incurred by him in connection with the performance of his duties hereunder, subject to Executive's furnishing Company with evidence in the form of receipts satisfactory to Company substantiating the claimed expenditures (such expenses being commensurate with the office and executive position of Executive hereunder, and including first class hotel and private jet travel domestically and first class hotel and travel arrangements internationally). Executive's right to be reimbursed for expenses incurred prior to the termination of this Agreement shall survive termination of this Agreement.
(c)          Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Board from time to time, but not less than 30 calendar days in any calendar year. Executive shall also be entitled to be paid for all US Federal holidays. Any unused vacation days may be carried forward and upon the termination of his employment hereunder. Executive shall be paid the balance of his accrued but unused vacation time.
(d)          All compensation payable to Executive hereunder shall be subject to such deductions as Company is from time to time required to make pursuant to law, governmental regulation or order.

4.            Representations and Warranties. Executive represents and warrants to Company that
(a)    Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of Company hereunder and (b) Executive is under no physical or mental disability that would hinder the performance of his duties under this Agreement. Company represents and warrants to Executive that (a) the execution and delivery of this Agreement by Company and the performance of its obligations hereunder have been duly authorized by Company and no further action on Company's part is necessary to authorize this Agreement and the performance of such obligations, and (b) this Agreement constitutes the valid and binding obligation of Company, enforceable by Executive against Company strictly in accordance with its terms (subject to laws in effect with respect to creditors' rights generally and applicable principles relating to equitable remedies).
5.            Indemnification.
5.1          D&O Insurance. Company shall, at its cost, provide insurance coverage to Executive with respect to (i) director's and officer's liability, (ii) errors and omissions and (iii) general liability.
5.2          Indemnification. Company shall indemnify Executive and hold him harmless from and against any and all costs, expenses, losses, claims, damages, obligations or liabilities (including actual attorneys fees and expenses) arising out of or relating to any acts, or omissions to act, made by Executive on behalf of or in the course of performing services for Company to the full extent permitted by applicable law. To the extent a change in applicable law permits greater indemnification than is now afforded, it is the intent of the parties hereto that Executive shall enjoy the greater benefits so afforded by such change. If any claim, action, suit or proceeding is brought, or claim relating thereto is made, against Executive with respect to which indemnity may be sought against Company pursuant to this section, Executive shall notify Company in writing thereof, and Company shall have the right to participate in, and to the extent that it shall wish, in its discretion, assume and control the defense thereof, with counsel satisfactory to Executive.
5.3          Rights Not Exclusive. The foregoing rights conferred upon Executive shall not be exclusive of any other right which Executive may have or hereafter acquire under any statute or otherwise, and such provisions shall survive the termination or expiration of this Agreement for any reason whatsoever.
6.            Termination.
6.1 Death or Total Disability of Executive. If Executive dies, Executive's employment hereunder shall automatically terminate. If Executive becomes totally disabled during the term of this Agreement, this Agreement may be terminated at the option of Company. For these purposes Executive shall be deemed totally disabled if Executive becomes physically or mentally incapacitated or disabled or otherwise unable to discharge Executive's duties hereunder for a period of one hundred twenty (120) consecutive calendar days or for one hundred fifty (150) calendar days (whether or not consecutive) in any one hundred eighty (180) calendar day period. If the Term is terminated by Executive's death or disability, the Company shall promptly pay or provide to the Executive or his Estate, (i) the Executive's earned but unpaid Base Salary accrued through such date of termination, (ii) accrued but unpaid vacation time through such date of termination, (iii) any Bonus required to be paid to the Executive pursuant to this Agreement to the extent not previously paid, (iv) reimbursement of any business expenses incurred by the Executive prior to the date of termination, and (v) any vested benefits and other amounts due to the Executive through the date of termination under any plan, program, policy of, or other agreement with, the Company (subsections (i) to (v), above, are referred to together as the "Accrued Obligations"). Prior to termination of this Agreement as a result of disability, and notwithstanding any failure or inability of Executive to render services hereunder, Company shall continue to pay and/or provide to Executive the compensation and benefits specified in Section 3 hereof. Furthermore, in the event that this Agreement automatically terminates as a result of the death of Executive, or in the event that this Agreement is terminated by Company as a result of the total disability of Executive, Company shall, in addition to payment of the Accrued Obligations, continue to pay Executive (or, in the event of Executive's death, Executive's estate, heirs or personal representative), when otherwise due, for a period of one year thereafter Executive's Base Salary and any bonus specified in this Agreement and Company shall continue to pay Executive's, and his family's, health benefits for such one year period.

6.2          Termination by Company for Cause. Except as set forth in Section 6.1, Company may terminate this Agreement only for Cause, which shall be limited to any one of the following:
(a)          Executive's material breach of any of the terms and conditions of this Agreement, provided that termination of Executive's employment pursuant to this subsection 6.2(a) shall not constitute valid termination for cause unless Executive shall have first received written notice from the Board stating with specificity the nature of such material breach and affording Executive at least thirty (30) days to cure the material breach alleged; provided, however, that if such act or omission cannot reasonably be cured within such thirty (30) day period. Executive shall be afforded all time reasonably necessary to cure the act or omission as long as he commences the cure within such thirty (30) day period and prosecutes the cure with reasonable diligence thereafter;
(b)          Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any felony which would materially and adversely interfere with Executive's ability to perform his services under this Agreement;
(c)          Executive's continuing repeated willful failure or refusal to perform his duties hereunder, provided that termination of pursuant to this subsection 6.2(c) shall not constitute valid termination for cause unless Executive shall have first received written notice from the Board stating with specificity the nature of such failure or refusal and affording Executive at least thirty (30) days to correct the act or omission complained of; provided, however, that if such act or omission cannot reasonably be cured within such thirty (30) day period, Executive shall be afforded all time reasonably necessary to cure the act or omission as long as he commences the cure within such thirty (30) day period and prosecutes the cure with reasonable diligence thereafter; or
In no event whatsoever shall Company's failure to meet any business or financial projections be grounds for Company's termination of this Agreement. Upon termination of this Agreement by Company for Cause, Executive shall only be entitled to receive the Accrued Obligations. Should Company terminate this Agreement without Cause, Executive shall be entitled to the Accrued Obligations and the Severance Payment (as defined below).
6.3          Termination by Executive for Good Reason. Executive's employment may be terminated by Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any one or more of the following events without Executive's prior written consent, unless Company fully cures the circumstances constituting Good Reason (provided such circumstances are capable of cure) within thirty (30) business days of receipt of written notice of such circumstances by Company from Executive:

(a) A material reduction in Executive's titles, duties, authority and responsibilities, or the assignment to Executive of any duties materially inconsistent with Executive's position, authority, duties or responsibilities without the written consent of Executive; or
(b)          Company's reduction of Executive's annual base salary, bonus opportunity or other such compensation, each as in effect on the date hereof or as the same may be increased from time to time; or
(c)          Company's failure to cure a material breach of its obligations under the Agreement within thirty (30) days after written notice is delivered to the Board by Executive which specifically identifies the manner in which Executive believes that Company has breached its obligations under the Agreement; or
(d)          The relocation of Company's headquarters to a location more than thirty-five (35) miles from Company's current headquarters in San Diego, California; or
(e)          The cessation of business by Company, or its complete liquidation and winding up, or the sale of all or substantially all of Company's assets to a person unaffiliated with Company, in either case without Executive's prior written consent, which consent may be given or withheld by Executive in his sole and arbitrary discretion; or
Upon any termination of this Agreement by Executive for Good Reason, Executive shall not be required to render or to provide any further services pursuant to this Agreement and, in addition to the Accrued Obligations, Executive shall be entitled to receive in one lump sum payment, within fifteen (15) days following notice of such tennination, a payment equal to the greater of (i) the sum of the amounts of all of salary, bonuses and other benefits otherwise payable to Executive pursuant to this Agreement for the remainder of the term hereof; or (ii) two times the sum of the amounts of all of salary, bonuses and other benefits otherwise payable to Executive annually hereunder (not discounted to present value) (subsections (i) and (ii), above, are collectively referred to as the "Severance Payment") Such Severance Payment shall be in addition to, and not in lieu of. any other damages to which Executive may otherwise be entitled.
6.4          No Mitigation. Executive shall have no duty or obligation to mitigate damages hereunder, and if Executive does choose to accept employment elsewhere after any breach or improper termination of this Agreement by Company, then any income and other employment benefits received by Executive by virtue of his employment by, or rendition of services for or on behalf of, any person or entity other than Company after such breach or improper termination shall not reduce Company's obligation to make payments and afford benefits hereunder.
6.5          No Offset. Company shall have no right to offset against any payments or other benefits due to Executive under this Agreement the amount of any claims it may have against Executive by reason of any breach or alleged breach of this Agreement by Executive; provided, however, that Company shall have the right to offset any amounts due Company from Executive pursuant to any judgment (after exhaustion of all appeals) rendered by a court of competent jurisdiction in connection with any breach or alleged breach of this Agreement by Executive.

6.6          General Relationship. Executive shall be considered an employee of Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.
7.            Miscellaneous.
7.1          Entire Agreement. This Agreement, together with the Swartz Share Rights Agreements, sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.
7.2          No Assignment. This Agreement may not be assigned by Company or Executive without the prior written consent of the other (which consent may be granted or withheld by such party in its sole and absolute discretion), and any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
7.3          Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.
7.4          Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.
7.5          Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.
7.6          Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

7.7          Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, telecopied, sent by courier or other express private mail service, or mailed by certified, registered or express United States mail postage prepaid, and shall be deemed given upon receipt if delivered personally, telecopied, or sent by courier or other express private mail service, or if mailed when actually received as shown on the return receipt. Notices shall be addressed as follows:
(i)            If to Company, to:
Green 4 Media, Inc.
9605 Scranton Road, Suite 350 San Diego, California 92121
Attention: Chief Executive Officer
With a copy to (which copy shall not be deemed to constitute notice hereunder):
Attention:
Facsimile:
(ii)            If to Executive, to: Nicholas Yates
Facsimile:
With a copy to (which copy shall not be deemed to constitute notice hereunder):
Attention:
Facsimile:
Either party may change its address for purposes of this Section by giving to the other, in the manner provided herein, a written notice of such change.
7.8          Severability. All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.
7.9          Applicable Law. This Agreement is made with reference to the laws of the State of California, shall be governed by and construed in accordance therewith, and any court action brought under or arising out of this Agreement shall be brought in any competent court within the County of San Diego, California, or such other courts in the State of California wherein the principal place of business of Company is located.
7.10          Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.
7.11          Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

7.12 Counterparts Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature, any which such facsimile signature shall be deemed to be an original signature for all purposes hereof.
[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.
"COMPANY'

GREEN 4 MEDIA, INC., a Nevada corporation
Name: Alex Kennedy Title: CEO

"EMPLOYEE"

Amendment number 1 to the Agreement between the Company and Nick Yates dated July 19, 2013.
This amendment replaces section 3.2 Bonus as follows:
3.2 Commissions. Executive shall be eligible to earn commissions on sales made by the Company. Executive's eligibility for, and applicable rates of these commissions are attached hereto as Exhibit "A", and are incorporated into the Agreement by reference. Executive shall be paid commissions upon the closing and calculation of each month's sales. Executive's commissions are not calculable, and therefore not earned until month-end because Executive's commission rate varies depending on sales made that month. 100% of the commission on each sale will be deemed earned and payable upon the end of the month in which the franchisee pays an initial or subsequent deposit cumulatively equal to at least 40% of the amount owed by such franchisee.
And, Exhibit A is added as follows:
EXHIBIT A
Schedule of Commissions
1.	If the Company sells between 50 and 60 machines during a month, the commission per machine will be $50.00.
2.	If the Company sells between 61 and 70 machines during a month, the commission per machine will be $60.00.
3.	If the Company sells between 71 and 80 machines during a month, the commission per machine will be $75.00.
4.	If the Company sells between 81 and 90 machines during a month, the commission per machine will be $90.00.
5.	If the Company sells 91 or more machines during a month, the commission per machine will be $110.00.
6.	Any machine(s) that Executive sells on his own shall receive a commission of $400.00 per machine.